                                                                      EXHIBIT 20

FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                              1-Dec-98           31-Dec-98
                                                Distribution Date:                             15-Jan-99

                                                                                                             Per $1,000 of
                                                                                                               Original
Statement for Class A and Class B Certificateholders Pursuant                                               Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                    Certificate Amount
                                                                                                           ------------------

(i)     Principal Distribution
           Class A Certificate Amount                                                    $  6,491,454.94      $  16.91170492
           Class B Certificate Amount                                                    $    488,604.14      $  16.91139900

(ii)    Interest Distribution
           Class A Certificate Amount                                                    $    471,383.48      $   1.22806033
           Class B Certificate Amount                                                    $     36,858.61      $   1.27573757

(iii)   Servicing Fee                                                                    $     78,584.00      $   0.19039778

(iv)    Class A Certificate Balance (after principal distributions)                      $ 81,207,797.28
        Class A Pool Factor (after principal distributions)                                    0.2115646
        Class B Certificate Balance (after principal distributions)                      $  6,112,937.77
        Class B Pool Factor (after principal distributions)                                    0.2115789

(v)     Total Pool Balance (end of Collection Period)                                    $ 87,320,735.05

                                                                                         Current Period         Cumulative
                                                                                         ---------------      --------------

(vi)    Defaulted Receivables                                                            $    198,900.81      $ 7,516,528.97
        Liquidation Proceeds                                                                  121,971.55        3,585,853.97
                                                                                         ===============      ==============
        Aggregate Net Losses                                                             $     76,929.26      $ 3,930,675.00
                                                                                         ===============      ==============

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                             $            --
           Interest Portion                                                              $            --

(viii)  Class A Interest Carryover Shortfall                                             $            --
        Class B Interest Carryover Shortfall                                             $            --
        Class A Principal Carryover Shortfall                                            $            --
        Class B Principal Carryover Shortfall                                            $            --

(ix)    Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                     $  6,191,038.65

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                $  6,191,038.65